EXHIBIT 4.1

Retirement Savings and Investment Plan For Union Employees of Tropicana Products, Inc. And Affiliates (Teamsters Local Union #173)

This Prospectus relates to interests in the Retirement Savings and Investment Plan For Union Employees of Tropicana Products, Inc. and Affiliates (Teamsters Local Union #173). This Prospectus contains information about the Plan and the investment alternatives available to Plan participants, including information regarding:

     •      Eligibility and Participation
     •      Contributions to the Plan
     •      Investment Options
• Withdrawals and Distributions	Plan Investment Options

•     Dreyfus Cash Management Plus, Inc.
•     Dreyfus-Certus Stable Value Fund
•     Dreyfus A Bonds Plus, Inc.
•     Dreyfus BASIC S&P 500 Stock Index
       Fund
•     Dreyfus Disciplined Stock Fund
•     Warburg Pincus Emerging Growth Fund
•     PepsiCo, Inc. Capital Stock Fund

       PepsiCo, Inc. Capital Stock

       •     New York Stock Exchange
       •     Trading Symbol:   PEP
       •     Par value: 1-2/3 cents per share
• 80,000 shares

While some investment options offered under the Plan present less risk of loss than others, all of the available investment options are subject to fluctuations in the market and interest rates, and there is no guarantee of future performance. Prior to investing in the Plan, you should carefully review the entire Prospectus and you should carefully consider the risk factors presented on page 22.

Neither the U.S. Securities and Exchange Commission nor any state or local securities commission has approved or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

July 1, 2001

Table of Contents

General Information
Summary of the 401(k) Plan
Overview
Dreyfus Services
Eligibility and Participation
Contributions
Pre-tax Contributions
After-tax Contributions
Whole Percentages
Changing Your Election
Limit on Contributions of Highly Compensated Participants
Vesting of Contributions
Rollover Contributions
Trust
Investment Direction
Effect of Participant Contributions on Social Security
Participant Accounts
Investment Options
The PepsiCo Capital Stock Fund
Dreyfus Cash Management Plus, Inc.
Dreyfus-Certus Stable Value Fund
Dreyfus A Bonds Plus, Inc.
Dreyfus Disciplined Stock Fund
Dreyfus BASIC S&P 500 Stock Index Fund
Warburg Pincus Emerging Growth Fund
Investment Performance
Risk Associated with Investing
Transferring Assets Between Funds
Withdrawals Prior to Termination of Employment
Regular Withdrawals
Age 59-1/2 Withdrawal
Hardship Withdrawals
Procedures
Distributions Upon Death, Total and Permanent Disability, Retirement or Termination of Employment
In the Event of a Participant's Death
In the Event of a Participant's Total and Permanent Disability
Form of Distribution
Accounts under $5,000
Minimum Required Distributions after Age 70-1/2
Unlocatable Participants
Rollover Contributions into the Plan
Rollover from the Plan
Eligible Rollover Distribution
Withholding on Eligible Rollover Distributions
Direct Rollover
Rollovers That Are Not Direct Rollovers
Reports
Federal Income Tax Effects
Exclusion from Taxable Income
Maximum Annual Limit
Taxation of Distributions and Withdrawals
Withholding on Distributions and Withdrawals
Special Averaging Rules
Rolling Over a Distribution
Special Excise Taxes
Expenses
Assignment of Interest
Liens
Amendment and Termination
Experts
ERISA Regulation of the Plan
Documents Incorporated by Reference
Additional Information
This Summary Plan Description
Executive Offices
Plan Sponsor
Plan Sponsor's Employer Identification Number
Plan Number
Plan Administrator
The Trustee
Agent for Service of Legal Process
Plan Fiduciaries
Plan Year
Type of Plan
Type of Administration
404(c) Compliance
Future of the Plan
Qualified Domestic Relations Orders
Claim for Benefits
Filing a Claim
Denial of a Claim
Review of the Denial
Extension of the 90-Day and 60-Day Deadlines
Authority to Interpret the Plan
Statement of ERISA Rights

General Information

Tropicana Products, Inc. — Tropicana Products, Inc. (“Tropicana”), its divisions, direct and indirect subsidiaries and affiliates (collectively, the “Company”) is engaged in the beverage and juice business globally. Its principal executive offices are located at 1001 13th Avenue East, Bradenton, FL 34208. Its general telephone number is (941) 747-4461.

The Retirement Savings and Investment Plan For Union Employees of Tropicana Products, Inc. and Affiliates (Teamsters Local Union #173) — This Prospectus describes the Retirement Savings and Investment Plan For Union Employees of Tropicana Products, Inc. and Affiliates (Teamsters Local Union #173) (the “Plan” or the “401(k) Plan”) as in effect on July 1, 2001. The Plan is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended.

This Prospectus — Information about the Plan and PepsiCo Capital Stock is provided in this Prospectus, documents incorporated by reference in this Prospectus and in any prospectus supplement. Tropicana has not authorized anyone to provide you with different information. Tropicana is not making an offer to sell participation interests under the Plan or stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date after July 1, 2001.

Plan Document and Inquiries — The following summary of certain provisions of the Plan does not purport to be complete. It is qualified in its entirety by reference to the text of the official Plan document. To request a copy of the Plan document and for additional information about the Plan, please contact:

Tropicana Benefits Dept. Tropicana Products, Inc. 1001 13th Avenue East Bradenton, FL 34208 (941) 747-4461

SUMMARY OF THE 401(k) PLAN

•	ELIGIBILITY FOR PARTICIPATION: You are eligible to make pre-tax and after-tax contributions if you are employed by the Company and covered by the collective bargaining agreement between the Company and the International Brotherhood of Teamsters Local No. 173. If you are an Eligible Employee, you will be eligible to participate in the Plan as of the first day of the month following your completion of one month of service and the first day of every month thereafter.

•	INCOME TAX CONSEQUENCES: Pre-tax contributions (and related earnings) and earnings on after-tax contributions will not be subject to federal income tax until paid out to you.
•	ALLOWABLE CONTRIBUTIONS TO THE 401(k) PLAN: You can make aggregate pre-tax and after-tax contributions up to 17% of your annual salary. Pre-tax contributions also are subject to a dollar limit of $10,500 for 2001. Furthermore, if you participate in this Plan and another plan the Company sponsors, you may be subject to further limitations. In accordance with IRS rules, highly compensated employees may be subject to other restrictions on their contributions.

•	HOW TO CONTRIBUTE: You have the opportunity once each payroll period to modify your contributions. You may terminate your contribution elections at any time. Elections and changes to your elections take effect as soon as administratively practical.

•	INVESTMENT OPTIONS: You will have several alternatives to choose among for investment of your contributions, and you generally can change your investments based on the procedures described in the Transferring Assets Between Funds section of this Prospectus. If and when your investment goals change, you may, on a daily basis, transfer part or all of your existing account balance in an investment option to one or more of the other available options and/or change the way that future contributions to your account are invested. Your contributions are funded, but investment results are not guaranteed. You will be given account statements quarterly.

•	WITHDRAWALS: Contributions to the 401(k) Plan can be withdrawn after you reach age 59-1/2, or earlier for financial hardship, disability, death or retirement. Upon employment termination, you will be able to make a distribution election as to how you want your money distributed (e.g., you may have your account rolled over to an IRA or another qualified defined contribution plan). However, your account automatically will be distributed to you if it does not exceed $5,000 and you do not make a distribution election within the timeframe set up by the Plan Administrator. In addition, distribution of larger accounts must begin when you reach age 70 ½ and have terminated employment.

•	ADMINISTRATION: The Plan is administered by a Plan Administrator. Your Employer has appointed a Benefits Committee (the “Committee”) to administer the Plan on a day to day basis (the “Plan Administrator”). While administration of the entire benefits program is the responsibility of the Plan Administrator, the Plan Administrator has delegated certain aspects of the Plan’s administration to Dreyfus Retirement Services, which we will refer to as “Dreyfus”.

•	AMENDMENT: Subject to the terms of any applicable Collective Bargaining Agreement, Tropicana reserves the right to amend and/or terminate the Plan at any time. No amendment will reduce your account, although investment fluctuations and losses are possible.

Because this is a summary of the Plan, it does not contain all of the information that may be important to you. You should carefully review the entire Prospectus (and other documents referred to in this Prospectus) and request the Plan document if you have questions. In addition, you may also request a copy of the collective bargaining agreement.

Overview

Eligible participants are allowed to make pre-tax and after-tax contributions to the 401(k) Plan. By making pre-tax contributions to the 401(k) Plan, you can reduce your current income taxes and enjoy tax-deferred investment returns on the amount you contribute. After-tax contributions allow you to defer tax on the investment returns of those contributed amounts. To provide these tax advantages, the 401(k) Plan is subject to a variety of IRS restrictions on its operation, including restrictions on the elections you can make and access to your savings.

The 401(k) Plan is an individual account plan under which a participant’s benefit is based on the amounts contributed by the participant (and deposited on his or her behalf to the Plan by the participant’s employer), as well as expenses, gains and losses which may be allocated to the participant’s account. (These accounts are referred to as “Participant Accounts.”)

The purpose of the 401(k) Plan is to allow eligible employees to save regularly a part of their earnings on a pre-tax and/or after-tax basis and to help them accumulate an additional source of financial security primarily for retirement.

Before you elect to make any contributions to the 401(k) Plan, you should read this PROSPECTUS carefully and discuss your personal situation with your tax and/or financial advisor. In addition to reading the information within this document you should also read the current individual fund prospectuses. You can obtain updated individual fund prospectuses by contacting Dreyfus at (888) 401-LION.

Dreyfus Services

You can enroll, obtain your account balance, change the investment of future contributions, change the investment of your existing account or arrange a withdrawal or distribution by contacting Dreyfus at (888) 401-LION. Dreyfus will provide you with a personal identification number (“PIN”) for use with Dreyfus’ toll free number. Dreyfus’ toll free number is available 24 hours a day, although there is a system’s maintenance period over the weekend when some phone services may not be available. If you lose your PIN you may call Dreyfus to request a new one. The above mentioned transactions can also be done on the Dreyfus internet site - drs.dreyfus.com.

Eligibility and Participation

To be eligible to participate in the Plan (an "Eligible Employee") you must be an employee of Tropicana Products, Inc. who is covered by the collective bargaining agreement between Tropicana Products, Inc. and the International Brotherhood of Teamsters Local No. 173.

You are NOT eligible to participate in the Plan if you are:

•	not covered by the collective bargaining agreement between the Company and the International Brotherhood of Teamsters Local No. 173;
•	not an employee of Tropicana Products, Inc.; or
•	a leased employee.

If you are an Eligible Employee, you will be eligible to participate in the Plan as of the first day of the month following your completion of one month of Service and the first day of every month thereafter.

If you are an Eligible Employee, you can participate in the Plan and become a “Participant” by contacting Dreyfus, enrolling by designating a portion of your salary to be contributed to the Plan, and indicating the manner in which you would like those amounts to be invested. A record will be created of your enrollment and authorization of contributions to the Plan. You will be sent a printed confirmation.

Your “Compensation” for purposes of the Plan refers to all of your wages and other payments reported for you on Form W-2. Such Compensation has been actually paid to you during the Plan Year.

Compensation shall include contributions made by your Employer pursuant to a salary reduction agreement with you, which are not included in your gross income. Bonuses, overtime, commissions, grievance pay, incentive award, start up, on call pay, and personal pay are included in the definition of Compensation. Compensation shall be reduced by worker’s compensation accrual, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits paid by your Employer.

For Plan Years beginning on or after January 1, 2000, the annual Compensation of each participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $170,000, as adjusted for increases in the cost-of-living in accordance with Section 415(d) of the Internal Revenue Code.

Participation through contributions is voluntary. Your participation will be effective in accordance with the elections indicated on the current records of the Plan. Therefore, you do not need to make a new election each year in order to continue active participation. In addition, your contributions in the Plan will continue to be invested in accordance with your previous choices until you change them.

As a Participant, you can continue to make contributions to the Plan as described in the next section until your termination of employment or long-term disability. Your ability to make contributions will also terminate if you no longer meet the criteria for being an Eligible Employee (which could happen, for example, if you transfer to an ineligible group of employees). You can resume contributions after rehire or transfer to an eligible group, provided you update the required contribution election information. (If you have a break in service before satisfying the service requirements for eligibility, however, you will need to meet those requirements before you can participate.)

Contributions

This section describes the contributions that are available under the Plan. In all cases, any rules and regulations established by the Plan Administrator will govern your contributions and your ability to contribute.

Pre-Tax Contributions
As a Participant, you may elect to contribute to the Plan on a pre-tax basis up to 17% of your salary, taking into account any after-tax contributions you make for purposes of this limit.

For example, you could contribute 17% in pre-tax contributions, or 10% in pre-tax contributions and 7% in after-tax contributions, but if you contribute 17% in after-tax contributions you cannot make any pre-tax contributions.

The maximum dollar amount of pre-tax contributions to the Plan is $10,500 in 2001. This dollar amount is subject to change annually in accordance with federal law and the rules of the Plan. Special lower contribution limits may apply to Participants who are considered highly compensated. (See “Limit on Contributions of Highly Compensated Participants.”)

When you make a pre-tax contribution election, the salary you contribute is deducted from your current earnings before calculation of federal income taxes and, in most areas, state and local income taxes. In effect, by making a contribution election you reduce your taxable income and, therefore, the current income taxes you pay. (See “Federal Income Tax Effects.”)

After-Tax Contributions
As a Participant, you may contribute on an after-tax basis up to 17% of your salary, taking into account any pre-tax contributions you make for purposes of this limit.

For example, you could contribute 17% in after-tax contributions, or 7% in pre-tax contributions and 10% in after-tax contributions, but if you contribute 17% in pre-tax contributions you cannot make any after-tax contributions.

Special lower contribution limits may apply to Participants who are considered highly compensated. (See "Limit on Contributions of Highly Compensated Participants.")

Whole Percentages
You must make your election for pre-tax contributions and after-tax contributions only in whole percentages of salary.

Changing Your Election
You may terminate your contributions to the Plan at any time. You will be given the chance once each payroll period to modify the percentage of your contribution. Contact Dreyfus to authorize the change. Any election changes are not retroactive.

Your contribution election will be effective as soon as administratively practical. Your contribution election will remain in effect until you make a subsequent election that becomes effective, or until you cease to be an Eligible Employee.

Limit on Contributions of Highly Compensated Participants
Federal law requires that Tropicana perform tests each year to ensure that the average contribution rates elected by highly compensated Participants are not more than a specified multiple of the average contribution rates elected by Participants who are not highly compensated. To permit the Plan to meet this test, the Plan Administrator may apply lower contribution limits to Participants who are considered highly compensated employees for the year. Participants are generally classified as highly compensated for a calendar year based on their compensation in the prior calendar year. For example, in 2001, a Participant is considered highly compensated if his Compensation in the prior calendar year was more than $85,000. This determination is made in accordance with Internal Revenue Service rules and is subject to change.

If testing determines that the pre-tax and/or after-tax contributions elected by highly compensated Participants are too high for a year, their elections will be reduced automatically, as necessary, and the affected Participants notified. As a result, highly compensated Participants may not be able to increase their contributions during the year. If the automatic reductions in contributions are insufficient to pass the test, federal law requires that the Plan refund to highly compensated Participants so much of their contributions and earnings as is necessary to meet the tests.

Vesting of Contributions
You will be fully and immediately vested in your pre-tax and after-tax contributions and on any investment gains on those contributions. If your Participant Account experiences an investment loss, the value of your account will be reduced accordingly. The fact that your Participant Account is vested does not change this result.

Rollover Contributions
An Eligible Employee may request to make a rollover contribution to the Plan. (See "Rollover Contributions into the Plan.")

Trust
The Employer will transfer your pre-tax, after-tax and rollover contributions to a trust (the “Trust”) on your behalf for credit to your Participant Account. The Trustee for the Plan’s Trust is the Dreyfus Trust Company, EAB Plaza, 144 Glen Curtiss Boulevard, Uniondale, NY 11556-0155.

Investment Direction
You have a choice of investment options into which to direct your balance in the Plan. These investment options will change from time to time. The options as of July 1, 2001, are set forth in the “Investment Options” section.

You must choose what funds your future contributions will be invested in by calling Dreyfus and specifying what percentage (if any) of each of your future contributions will be invested in each of the separate investment funds maintained under the Plan. See the discussion in the “Investment Options” section. You must make that election in increments of 5%. Any change in investment directions will take effect as soon as practicable.

Effect of Participant Contributions on Social Security
Participant contributions under the Plan do not affect a Participant’s Social Security taxes or Social Security benefits.

Participant Accounts

The Plan Administrator or its agent shall maintain separate accounts on its books, for record keeping purposes only, for each Participant. The assets of the Trust are not required to be segregated to each account.

Investment Options

As a Participant, you will direct the investment of the amounts credited to your Participant Account to one or more of the investment funds available for this purpose under the Plan. These funds may change from time to time, but as of July 1, 2001, include: PepsiCo, Inc. Capital Stock Fund; Dreyfus Cash Management Plus, Inc.; Dreyfus Certus-Stable Value Fund; Dreyfus A Bonds Plus, Inc.; Dreyfus Disciplined Stock Fund; Dreyfus BASIC S&P 500 Stock Index Fund; and Warburg Pincus Emerging Growth Fund.

The 401(k) Plan is intended to constitute a plan described in section 404(c) of ERISA. As such, the fiduciaries of the Plan may be relieved of liability for any losses, which are the direct and necessary result of investment instructions given by a Participant or beneficiary. No person has been authorized by Tropicana to give advice to any Participant or prospective Participant concerning which funds or investments to select.

The PepsiCo Capital Stock Fund

Fund Type: Employer Stock Fund

OBJECTIVE — The objective of the fund is to deliver the total return (stock price appreciation/depreciation plus dividends) of PepsiCo Capital Stock. Investments in the PepsiCo Capital Stock Fund are subject to fluctuations in market rates, and there is no guarantee of future performance.

INVESTMENT STRATEGY — This fund invests totally in PepsiCo Capital Stock. All contributions received by the Trustee for investment in the PepsiCo Capital Stock Fund will be used to purchase shares of PepsiCo Capital Stock.

Shares of PepsiCo Capital Stock will be purchased for the fund in the open market or in privately negotiated transactions. Sales of shares will also be made in the open market or in privately negotiated transactions. Settlements for sales of shares will be credited on a next business day basis for all requests recorded during the previous business day. For example, a request to sell 100 shares received on Monday would be transacted on Tuesday and the proceeds of that sale would be available for transfer to other investment options that same day. The Trustee, or the agent designated to acquire or sell shares, may limit the daily volume of purchases and sales to the extent it believes it will be in the interest of Participants to do so.

FUND INTERESTS — Interests in the fund are reflected in two ways. Participant statements reflect Participant balances in the Plan investment options in dollar amounts. In addition, for fund accounting purposes, Participant interests in the fund are denominated by shares held in the plan. For example, the value of a share of stock in this fund as of October 1, 1999 was $10.00. The value of the stock held in this fund will fluctuate in response to various performance factors including, but not limited to, the price of and dividends paid on PepsiCo Capital Stock, earnings of the company, and general market conditions. The number of shares credited to a Participant’s Account will fluctuate based upon the Participant’s contribution, transfer and withdrawal activity in the fund. Shares of PepsiCo Capital Stock held in the fund, and dividends and other distributions on PepsiCo Capital Stock, are specifically allocated to Participant accounts.

DIVIDENDS AND DISTRIBUTIONS — All dividends on shares in the PepsiCo Capital Stock Fund are paid to the fund. The Trustee uses the dividend income to purchase additional shares of PepsiCo Capital Stock for the fund. Any PepsiCo Capital Stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization of PepsiCo, will be added to the assets of the fund. Any other property (other than shares of PepsiCo Capital Stock) received by the Trustee may be sold by the Trustee and the proceeds added to the fund to purchase additional shares of stock. In the event of a significant distribution of other property, the Plan Administrator may implement special arrangements for the holding or disposition of such property by the Plan. Any rights to subscribe to additional shares of PepsiCo Capital Stock shall be sold by the Trustee and the proceeds credited to the fund.

VOTING — As of July 1, 2001, Participants did not have the authority to vote (or tender, if applicable) PepsiCo Capital Stock; the Plan Trustee has that responsibility. However, the Employers intend to amend the Plan in late 2001 to provide that Participants who have invested in the fund may direct the Trustee how to vote (or tender, if applicable) PepsiCo Capital Stock, according to the Trust/Plan Documents in effect at the time of voting/tendering.

Dreyfus Cash Management Plus, Inc.

Fund Type: Money Market Fund

FUND DESCRIPTION — The Fund’s goal is to provide investors with, as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. The Fund is designed for institutional investors. Fund shares may not be purchased directly by individuals, although institutions may purchase share accounts maintained by individuals.

INVESTMENT STRATEGY — The Fund invests in short-term money market obligations, including securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. During normal market conditions, the Fund will invest at least 25% of its assets in bank obligations. The Fund’s investments are all of the highest credit quality. In addition, the Fund is permitted to lend portfolio securities and enter into reverse repurchase agreements. The Fund is managed to keep its share price stable at $1.00.

INVESTMENT PROFILE — Dreyfus Cash Management Plus, Inc. is appropriate for investors seeking current income plus stability of principal from a diverse portfolio of money market instruments.

INVESTMENT RISKS — The Fund is managed to maintain a stable $1.00 share price. However, a money market fund investment is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or the U.S. Government, and there can be no guarantee that the $1.00 share price will be maintained. In an effort to maintain a stable price, the Fund invests in high-quality, short-term paper with remaining maturities not exceeding 13 months, and maintains an average portfolio maturity of 90 days or less. Sharp interest rate changes and credit concerns related to portfolio securities, among other factors, will impact the Fund’s ability to maintain a $1.00 share price. Money market securities issued by foreign issuers involve additional risks, including exposure to changes in political and economic climates and currency fluctuations.

EXPENSES — The Fund's annual expense charge is 0.20% of net assets. The expense charge is for the institutional share class pursuant to an undertaking by Dreyfus.

INVESTMENT ADVISER — The Dreyfus Corporation serves as the Fund's investment adviser.

DISTRIBUTIONS — Dividends are generally declared daily and paid monthly. Capital gains, if any, generally are declared and paid annually. All distributions to retirement accounts will be automatically reinvested in additional Fund shares.

Dreyfus-Certus Stable Value Fund

Fund Type: Stable Income Fund/GIC

FUND DESCRIPTION — The Dreyfus-Certus Stable Value Fund is a collective investment fund that seeks high current income and stability of principal. The Dreyfus Trust Company, as trustee, is responsible for the management and custody of the assets in the Fund. The Dreyfus Trust Company has appointed Certus Asset Advisors, a registered investment adviser, to present it with investment recommendations for the Fund. The Dreyfus Trust Company seeks to stabilize the value of units in the Fund at $1.00.

INVESTMENT STRATEGY — The Fund will invest principally in investment contracts, including:

•	Guaranteed Investment Contracts (GICs), which are contracts issued by insurance companies that guarantee stated rates of return on invested assets for the life of these contracts the and return of principal at maturity;
•	Synthetic investment contracts, which are arrangements under which the Fund invests in corporate securities as well as high quality debt securities backed by the U.S. Government or its agents and a financial institution agrees to accommodate participant-directed withdrawals from such assets at book value; and
•	Short-term money market instruments.

INVESTOR PROFILE — The Fund may be appropriate for investors looking for high current income with stability of principal.

INVESTMENT RISKS — There can be no assurance that the Fund will achieve its investment objective of high current income and stability of principal. While The Dreyfus Trust Company will seek to maintain the stability of the value of units in the Fund at approximately one dollar ($1.00) per unit, neither the value of the Fund’s portfolio nor an investment in the Fund is insured or guaranteed. There can be no assurance that the value of the units in the Fund will not fluctuate. The Fund risks possible loss of principal if an issuer is unable to pay on or before maturity. Units in the Fund are not deposits or obligations of, or guaranteed or endorsed by The Dreyfus Trust Company or any other bank, credit union or insurance company, and are not insured by the FDIC, the Federal Reserve Board, or any other agency.

FEES —The Dreyfus Trust Company generally charges each employee benefit plan participating in the Fund a fee at the annual rate of 50 basis points. The fees which Certus Asset Advisors charges for providing investment advisory services are paid directly by The Dreyfus Trust Company out of the fee charged by it for participation in the Fund. Certain other expenses of administering the Fund may be charged to the Fund’s assets.

TRUSTEE AND PORTFOLIO MANAGER — The Dreyfus Trust Company serves as the Fund’s trustee and portfolio manager. The Dreyfus Trust Company will make all investment decisions for the Fund. The Dreyfus Trust Company has appointed Certus Asset Advisors, a registered investment advisor, to present it with investment recommendations for the Fund.

DISTRIBUTIONS — Income distributed from the Fund will be applied to the purchase of additional units in the Fund.

Dreyfus A Bonds Plus, Inc.

Fund Type: Bond Fund

FUND DESCRIPTION — The Fund’s goal is to provide you with the maximum amount of current income consistent with the preservation of capital and maintenance of liquidity by investing primarily in quality bonds.

INVESTMENT STRATEGY — The Fund invests primarily in debt obligations of corporations, the U.S. Government and its agencies and instrumentalities and major U.S. banking institutions. At least 80% of the Fund’s portfolio holdings are corporate obligations rated at least A by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation and securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. The Fund may also invest in securities which, while not rated, are determined by Dreyfus to be of comparable quality within the 80% requirement. In addition, at least 65% of the value of the Fund’s net assets will be invested in bonds. Up to 20% of the Fund’s assets may consist of money market instruments and corporate bonds rated lower than A.

INVESTOR PROFILE — Dreyfus A Bonds Plus may be appropriate for investors who are looking for high current income from a portfolio of high quality corporate and government bonds.

INVESTMENT RISKS — The Fund invests in bonds. Bond prices are affected by changes in interest rates, credit ratings, and/or supply and demand conditions. The prices of bonds move in different degrees, based on varying impact of these factors over time, which affects the relative volatility of a fund. The Fund can invest up to 10% of its assets in foreign securities, which involve additional risks, including political and economic climates and currency fluctuations. Neither the market value of portfolio securities, nor Fund shares are guaranteed by the U.S. government. When you sell your shares of the Fund, they may be worth more or less than what you paid for them.

EXPENSES — The Fund’s expense ratio is 0.91% of net assets including 0.65% management fee (annualized as of 4/30/2001). This expense ratio represents the annualized monthly expense ratio for the fund as of 4/30/2001. Operating expenses may vary from month to month. Please see the Prospectus for expenses as of the Fund’s most recent fiscal year-end. You can call (888) 401-LION to request an updated Prospectus from Dreyfus.

INVESTMENT ADVISER — The Dreyfus Corporation serves as the Fund's investment adviser.

DISTRIBUTIONS — Dividends are paid monthly, and capital gains, if any, are declared and paid annually. All distributions to retirement accounts will be automatically reinvested in additional Fund shares.

Dreyfus Disciplined Stock Fund

Fund Type: Equity — Broadly Diversified Fund

FUND DESCRIPTION — The Dreyfus Disciplined Stock Fund seeks investment returns that are consistently higher than the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"), by investing in a broadly diversified list of equity securities. The Fund is not an index fund.

INVESTMENT STRATEGY — Individual security selection is the foundation of the Fund’s investment approach. The Fund will use sophisticated risk control techniques in selecting securities. Consistency of returns, which exceed the S&P 500, and stability of the Fund’s asset value relative to the S&P 500, are primary goals of the investment process. Valuation models are used to form a computerized ranking system, which will select common stocks that appear to be over- or undervalued. The system will then categorize individual securities within each industry according to relative attractiveness. Fundamental analysis then determines the most attractive of the top-rated securities and those issues that should be sold. Under normal circumstances, at least 65% of the Fund’s total assets will be invested in equity securities. For defensive purposes the Fund can invest up to 20% in high quality money market securities.

INVESTOR PROFILE — The Fund may be appropriate for investors seeking long-term growth from a portfolio composed of common stocks selected by the use of sophisticated quantitative analysis and techniques.

INVESTMENT RISKS — The Fund invests principally in stocks. Stock prices move up and down in response to the performance of their issuers and general economic and market factors. The prices of stocks move in different degrees, based on the varying impact of these factors over time, which affects the relative volatility of a fund. The Fund’s investment process uses a disciplined control of fund risk and a rigorous security selection. Risk is managed by controlling potential size, growth rate, financial condition, and earnings variability. The structure of the Fund is controlled so that characteristics such as economic sector, industry exposure, growth, size, volatility and quality are maintained similar to those of the S&P 500 at all times. When you sell your shares of the Fund, they may be worth more or less than what you paid for them.

EXPENSES —The Fund's annual expense charge is 1.00% of net assets.

INVESTMENT MANAGER —The Dreyfus Corporation serves as the Fund's investment manager.

DISTRIBUTIONS — Dividends, if any, are declared and paid quarterly. Capital gains, if any, generally are declared and paid annually. All distributions to retirement accounts will be automatically reinvested in additional Fund shares.

Dreyfus BASIC S&P 500 Stock Index Fund

Fund Type: Equity — S&P 500 Index Fund

FUND DESCRIPTION — The Fund seeks to replicate the overall performance of the Standard and Poor’s 500 Composite Stock Price Index (the “S&P 500 Index” or the “Index”) through investments in equity securities, which compose the Index. The S&P 500 Index is comprised of 500 stocks, most of which trade on the New York Stock Exchange, and represents approximately 75% of the market value of all U.S. common stocks.

INVESTMENT STRATEGY — Under normal market conditions, the Fund invests at least 95% of its total assets in the common stocks included in the S&P 500 Index. To maintain liquidity, the Fund may invest 5% of its assets in short-term securities. Each stock composing the Index is weighted by its market capitalization relative to the total market value of the Index and the Fund’s portfolio seeks to be constructed in the same manner.

INVESTOR PROFILE — The Dreyfus BASIC S&P 500 Stock Index Fund may be appropriate for investors seeking a simplified and diversified approach to stock market investing.

INVESTMENT RISKS — The Fund invests principally in common stocks. Stock prices move up and down in response to the performance of their issuers and general economic and market factors. The prices of stock move in different degrees, based on the varying impact of these factors over time, which affects the relative volatility of a fund. The Fund can use sophisticated investment techniques including investments in derivative instruments such as stock index futures. Because a large number of securities compose the Index, the Fund will have greater difficulty replicating the performance of the Index to the extent that its assets are not sufficient to appropriately construct a representative portfolio. When you sell your shares of the Fund, they may be worth more or less than what you paid for them.

EXPENSES — The Fund's annual expense charge is 0.20% of net assets.

INVESTMENT MANAGER — The Dreyfus Corporation serves as the Fund's investment manager.

DISTRIBUTIONS — Dividends, if any, are declared and paid four times yearly. Capital gains, if any, generally are declared and paid annually. All distributions to retirement accounts will be automatically reinvested in additional Fund shares.

Warburg Pincus Emerging Growth Fund

Fund Type: Equity - Growth Fund

INVESTMENT STRATEGIES — The Emerging Growth Fund seeks maximum capital appreciation. To pursue this goal, it invests in equity securities of emerging-growth companies. Emerging growth companies are small or medium sized companies that have passed their start-up phase show positive earnings and offer the potential for accelerated earnings growth.

Emerging-growth companies generally stand to benefit from new products or services, technological developments, management changes or other factors. They include “special-situation companies” — companies experiencing unusual developments affecting their market value. Under normal market conditions, the Fund will invest at least 65% of assets in equity securities of emerging-growth companies that represent attractive capital-appreciation opportunities.

Its non-diversified status allows the Fund to invest in a greater share of its assets in the securities of fewer companies. However, the portfolio managers typically have diversified the Fund’s investments.

PORTFOLIO INVESTMENTS — This Fund invests in a portfolio of U.S. equity securities consisting of common and preferred stocks, securities convertible into common stocks, and rights and warrants. The Fund may invest up to 10% of assets in foreign securities. To a limited extent, it may also engage in other investment practices.

INVESTOR PROFILE — This Fund may be appropriate for investors who are investing for long term goals that may include college or retirement; are willing to assume the risk of losing money in exchange for attractive potential long term returns; are investing for total return, growth and income, or capital appreciation and want to diversify their portfolios with more aggressive stock funds.

INVESTMENT RISKS — The Fund's principal risk factors are market risk, start-up and other small companies, special situation companies, and non-diversified status.

The value of your investment will fluctuate in response to stock market movements. Investing in start up and other small companies may expose the Fund to increased market, liquidity and information risks.

Securities of companies in special situations may decline in value and hurt the Fund’s performance if the anticipated benefits of the special situation do not materialize. Non-diversification might cause the Fund to be more volatile than a diversified fund.

Please read the “More About Risk” section of the Warburg Pincus Funds Prospectus carefully before you invest. This section further defines the risks and details other investment practices the Fund may use.

EXPENSES — The Fund's annual expense charge is 1.22% of net assets.

INVESTMENT MANAGEMENT — Warburg Pincus Asset Management, Inc. serves as the Fund's investment manager.

Investment Performance

You will receive an investment performance sheet with each quarterly statement you receive. An investment performance sheet will also be available upon request by contacting Dreyfus. You should retain the most recent performance sheet and refer to it before making investment decisions.

Risk Associated with Investing

The value of investments in the investment funds may be volatile, and investors should be able to tolerate sudden, sometimes substantial fluctuations in the value of their investments.

Each of the funds offered under the Plan has its own degree of risk. These risk levels are based on each fund’s investment objectives, as described in this Prospectus and in prospectuses provided by the offerors of the funds. For example, Dreyfus Cash Management Plus, Inc., which is intended to provide a stable rate of return while preserving principal, will on average subject investors to less risk than the Warburg Pincus Emerging Growth Fund, whose chief objective is to produce long-term capital appreciation through investing in common stocks.

A fund’s investment objectives, and thus its degree of risk, are reflected in the types of securities in which it invests. Generally, funds that invest primarily in equity securities (such as common stock) will on average subject investors to a higher degree of risk than funds that invest primarily in debt obligations (such as government bonds). For funds that concentrate on equities, the degree to which a fund diversifies its holdings will also affect its risk level. A fund like the Dreyfus Disciplined Stock Fund, which invests in the common stock of many different companies, generally should be less vulnerable to swings in the price of any one company’s stock than a fund that invests in the stock of relatively few companies. Because the PepsiCo Capital Stock Fund invests its assets in the equities of a single company, the fund involves a higher degree of risk than would more diversified funds.

You should keep in mind that all of the funds offered under the Plan present some risk of loss. The investment return and principal value of an investment will fluctuate so that a Participant’s interest in any of the funds, when redeemed may be worth more or less than cost. Even the Dreyfus Cash Management Plus, Inc. is not intended to provide a guaranteed rate of return. Moreover, while one of the objectives of this fund is to preserve principal, such preservation is not guaranteed, as the fund is exposed to the credit quality of the entities issuing the securities in which it invests.

Transferring Assets Between Funds

A Participant can transfer amounts credited to his or her Participant Account by contacting Dreyfus to direct the investment of such amounts into any or all of the separate funds maintained in accordance with the Plan.

Upon receipt of a Participant’s direction, the Trustee will liquidate investments and reinvest the proceeds into the indicated Plan investment option(s). Directions received before 4 p.m. Eastern Time will, in most cases, be processed that day and reflected in the Participant’s Plan records the next business day. Transaction requests received after 4 p.m. Eastern Time will, in most cases, be processed the next business day.

With the addition of the DRS Web site as a tool to manage your account, you can now make exchanges or transfers of the PepsiCo Capital Stock Fund online. You can also request an exchange or transfer via touch-tone service using the Voice Response System. Transactions must be phoned in or entered on the Web site by 4 p.m. Eastern Time, and the trade will in most cases be processed the following business day. Simply call 1-888-401-LION or log on to drs.dreyfus.com. Customer Service Representatives are also available any business day from 9 a.m. to 8 p.m. Eastern Time to answer your questions.

The Trustee may limit the daily volume of its purchases or sales of securities, including but not limited to PepsiCo Capital Stock, in connection with the PepsiCo Capital Stock Fund. These limits may result in delayed execution of Participant requests for transactions under certain circumstances, even though a Participant has already submitted a transaction request through Dreyfus. The Trustee and/or fund offerors act independently in connection with purchases and sales of securities for the Plan; Tropicana does not have control over the timing or manner of such purchases or sales.

The Trustee implements all purchases and sales in the name of the Plan without identifying individuals, so that Participant transactions remain confidential. As agent for the Plan Administrator, the Trustee maintains Participant Account records and is responsible for distributing proxy and other materials related to voting directly to Participants. In turn, voting directions are returned to the Trustee (or its agents) for aggregation. As a result of these procedures, Participant Account information and Participants’ voting decisions remain confidential. In particular, the confidentiality of information in relation to the purchase, holding, sale and voting of PepsiCo Capital Stock by Participants is maintained.

Withdrawals Prior to Termination of Employment

Prior to termination of employment, a Participant may only take a withdrawal from his or her Participant Account in the following circumstances. Before taking a withdrawal, careful consideration should be given to the income and excise taxes that may result from a withdrawal (see “Federal Income Tax Effects”).

Regular Withdrawals
You may withdraw all or a portion of your after-tax contributions and any related earnings. After-tax withdrawals are limited to twice a Plan Year and a withdrawal must be for a minimum of $500, unless the amount available is a smaller amount.

You may withdraw all or a portion of your rollover contributions and any related earnings at any time. Rollover account withdrawals are limited to twice a Plan Year and a withdrawal must be for a minimum of $500, unless the amount available is a smaller amount.

Age 59-1/2 Withdrawal
You may make pre-tax withdrawals for any reason after reaching age 59-1/2 even though you continue to work for Tropicana. Withdrawals are limited to twice a Plan Year and a withdrawal must be for a minimum of $500, unless the amount available is a smaller amount.

Hardship Withdrawals
A Participant with an immediate and heavy financial need may take an in-service withdrawal:

•	If all regular and age 59-1/2 withdrawals have already been taken,
•	If the Participant does not have funds readily available from any other sources to meet his or her need, and
•	If the withdrawal is in accordance with the requirements of the Code and related regulations governing hardship withdrawals.

Hardship withdrawals can only be taken from a Participant’s elective contributions and pre-1989 earnings on such contributions.

A Participant may be required to use any other financial resources to satisfy his immediate financial needs before the Plan Administrator will consider his eligibility for a hardship withdrawal. Whether the Participant qualifies for a hardship withdrawal is determined by the Plan Administrator or agent based upon information provided by the Participant. In all cases, however, a withdrawal will only be considered to meet an immediate and heavy financial need if the following requirements are met:

•	A distribution on account of financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship (including amounts needed to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution).
•	The need cannot reasonably be relieved through the reimbursement or compensation by insurance companies or otherwise, by liquidation of your assets, by stopping contributions to this Plan, by distributions or nontaxable loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable terms.

Incurring the following expenses are considered examples of immediate and heavy financial need:

•	Medical expenses incurred (or necessary to obtain care) for you, your spouse or your dependents, which are not reimbursable by health coverage or from another source;
•	Costs directly related to the purchase of your principal residence (excluding mortgage payments);
•	Payment of tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse, your children or other dependents;
•	Payments necessary to prevent either your eviction from your principal residence or the foreclosure of the mortgage on this residence.

Once you make a hardship withdrawal, your right to make contributions of any kind to this Plan or other plans maintained by us will be suspended for 12 months.

Dreyfus will be responsible for determining, in connection with all applicable laws, whether a financial hardship exists and the amount required to meet your immediate and heavy financial needs.

Procedures
A Participant may request an in-service withdrawal by calling Dreyfus for information and an application. In-service withdrawals are only available in the form of cash payments. The Plan Administrator may establish additional rules relating to the payment of in-service withdrawals in increments.

A Participant may choose to withdraw only a portion of his or her Participant’s Account. If the Participant’s Account is invested in more than one investment fund, the withdrawal will be taken pro rata from each such investment fund.

Distributions Upon Death, Total and Permanent Disability, Retirement or Termination of Employment

When a Participant terminates employment with the Company, retires or becomes totally and permanently disabled, the value of the Participant’s interest in the Plan becomes distributable to the Participant. A distribution will be made following when the Participant gives final distribution instructions to a specialist after calling Dreyfus (or following when the Participant submits a final distribution form to the Plan Administrator that meets the Plan Administrator’s specifications). The Participant is not treated as terminating employment if the Participant transfers to another PepsiCo division or subsidiary, or if the Participant remains a Company employee but becomes ineligible to participate in the Plan.

In the Event of a Participant's Death
In the event of a Participant’s death, the entire amount of his or her Participant Account will be paid within the time period specified by the Code. Payment will be distributed as follows:

•	If the Participant was not married at the time of death, the Participant Account will be paid to the beneficiaries the Participant most recently designated on a form prescribed by the Plan Administrator. If the Participant does not make a valid designation of beneficiaries, or if none of the designated beneficiaries is alive at the time of the Participant's death and the Participant is not married at the time of death, payment will be made to the Participant's estate.
•	If the Participant was married at the time of death, the Participant's Account will be paid to the Participant's spouse, unless the Participant has designated one or more other beneficiaries with the written consent of the Participant's spouse, as witnessed by a notary public or the Plan Administrator in which case payment will be made to the designated beneficiaries.

In the Event of a Participant's Total and Permanent Disability

•	If the Plan Administrator determines that your disability is a total and permanent disability, you will be entitled to receive the value of your accounts as soon as administratively feasible after your request for a disability distribution has been approved.
•	A total and permanent disability is defined to mean your inability to engage in any substantial gainful activity by reason of any medically determinable physical or medical impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of your impairment must be supported by medical evidence satisfactory to the Plan Administrator.

Form of Distribution
Ordinarily, the distribution will be made as a single lump-sum payment. However, you may elect your distribution to be made in variable annual, semi-annually quarterly or monthly installments over a period of years, which may not exceed your life expectancy or the joint and survivor life expectancies of you and your beneficiary. Fractional shares and uninvested cash will automatically be paid in cash.

Accounts under $5,000
If a Participant’s Account is valued at $5,000 or less at the time of his or her death, retirement or termination of employment with the Company, the Participant’s account automatically will be distributed as a lump sum cash payment if the Participant does not make a distribution election within the timeframe determined by the Plan Administrator. In this case, a full distribution generally is made automatically, even if the Participant (or his or her beneficiary, if applicable) does not consent to the distribution.

Automatic distributions are generally made in cash. These distributions may be eligible to be rolled over to an IRA or to another qualified employer plan that accepts rollovers.

Minimum Required Distributions after Age 70-1/2
A Participant who terminates employment at age 70-1/2 or older must start taking required minimum distributions by April 1st of the following year. The required minimum distributions for the calendar years following the year the participant terminated and turned 70-1/2 or older must be made on or before December 31 of that calendar year. Active participants who turn 70-1/2 may defer their minimum required distribution until they retire.

The form of payment that a Participant can choose is an annual cash payment or monthly, quarterly, semi-annually or annually installments over a period of years, which may not exceed your life expectancy or the joint and survivor life expectancies of you and your beneficiary. If an installment option is chosen and the installment payments do not meet or exceed the required minimum distribution amount that you must receive for that year, the difference will be paid to you as a residual payment.

It is your responsibility to keep the Plan Administrator informed of your age and current address. You will need to complete election forms indicating what method you want used to calculate your required minimum distribution. If you do not return these forms your required minimum distribution will be calculated based on the default method selected by the Plan Administrator. It is important to note that the method used to calculate your required minimum distribution will be used to calculate all future required minimum distributions and cannot be changed.

Unlocatable Participants
If for four years from when payment is due, the Plan Administrator is unable to locate an inactive Participant or Beneficiary for whom a payment is due, the Participant’s or Beneficiaries benefit shall be placed in a segregated, interest bearing account. Before setting up this segregated account the Plan Administrator shall make a reasonable and diligent search to find the Participant or Beneficiary. The Plan Administrator shall rely on different government agencies as to the location of the missing Participant or beneficiary if the Participant applies for benefits under the Social Security Act. In addition, if a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

Rollover Contributions into the Plan

An Eligible Employee may roll over into the Plan cash distributions that qualify for rollover. These are certain distributions that the Participant receives from another qualified retirement plan or from an Individual Retirement Account (“IRA”) to which the Participant previously rolled over a qualified plan distribution. The rollover will be held for the benefit of the Participant in a rollover account, will be invested in one or more of the Plan’s investment funds as designated by the Participant, and will be distributed to the Participant following the same rules that govern other amounts in the Participant’s Account. The Plan Administrator may request any information from the Participant it deems necessary to verify that the requested rollover contribution is proper.

Rollover from the Plan

Distributions and withdrawals from the Plan that are “eligible rollover distributions” (as defined below) are eligible to be rolled over to an IRA or to another employer plan that accepts rollovers. By rolling over a distribution, the Participant can avoid paying income tax on the distribution, as well as the 10% excise tax on early distributions, until the distribution is later withdrawn from the IRA or other employer plan. The Plan representative who receives a rollover request from a Participant will tell the Participant what portion of the distribution is an eligible rollover distribution.

Eligible Rollover Distribution
In general, only the taxable portion of a distribution or withdrawal is an eligible rollover distribution. A Participant cannot roll over: (i) a distribution that is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for the Participant’s lifetime, or his or her beneficiary’s lifetime, or a period of ten years or more, (ii) any after-tax employee contributions to the Plan, or (iii) in the case of retired or terminated Participants who are at least age 70-1/2, the portion of each distribution that is a “required minimum payment” (that is, a required distribution mandated under the Code), although the remainder of the distribution can be rolled over. In addition, a Participant cannot roll over certain amounts withdrawn as a hardship withdrawal according to applicable law and rules established by the Plan Administrator.

Withholding on Eligible Rollover Distributions
If any portion of a distribution or withdrawal is an eligible rollover distribution, the Plan is required by law to withhold 20% of that amount as income tax except to the extent the Participant makes a “direct rollover” of the distribution (see the next section). For example, if an eligible rollover distribution is $10,000, and the Participant does not make a direct rollover, only $8,000 will be paid to the Participant. The Plan will withhold $2,000 as federal income tax. When the Participant prepares his or her federal income tax return for the year, the Participant will report the full $10,000 as a distribution from the Plan (unless the Participant has made a rollover that is not a direct rollover, as described below). The Participant will report the $2,000 as withheld tax and it will be credited against any income tax the Participant owes for the year.

Direct Rollover
In a direct rollover, the Participant directs the Plan to pay all or a portion of an eligible rollover distribution directly to an IRA or to another qualified employer plan that accepts rollovers. The Plan will not take any tax withholding out of a direct rollover.

Rollovers That Are Not Direct Rollovers
If a Participant does not make a direct rollover of an eligible rollover distribution, the Participant can still roll over all or part of the distribution to an IRA or another employer plan that accepts rollovers. The Participant must make the rollover within 60 days after receiving the distribution. However, since it is not a direct rollover, 20% withholding applies. As a result, if the Participant wants to roll over 100% of an eligible rollover distribution, including the 20% amount that was withheld, the Participant must find money from other sources within the 60-day period to replace the 20% that was withheld, and add that to the rollover amount. If the Participant does this, none of the distribution will be subject to income taxes at that time, and the Participant may be eligible for a refund of the 20% that was withheld when the Participant files his or her income tax return. Alternately, if the Participant rolls over only the 80% of the distribution that the Participant receives, the Participant will be taxed on the 20% that was withheld for income taxes.

Reports

Participants will be sent quarterly a personalized summary of activity in their Participant Accounts. The summary will include the amount and status of their accounts at the end of the previous quarter.

Federal Income Tax Effects

The Internal Revenue Service has made a determination that the Plan and its related Trust are qualified within the meaning of sections 401(a), 401(k), 401(m) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan expects to continue to meet those qualification requirements.

Under present law, qualification of the Plan and the Trust will result in the following federal income tax effects.

Exclusion from Taxable Income
Contributions made to the Plan by Employers on behalf of Participants pursuant to pre-tax contribution elections, and any earnings on the contributions, will not be includable in Participants’ taxable income until such amounts are distributed under the Plan. This result applies because pre-tax contributions are considered, for tax purposes, to be employer contributions to the Plan. This characterization for tax purposes is intended (and shall govern) notwithstanding any other statement in this Prospectus.

Maximum Annual Limit
A Participant may not contribute pre-tax to the Plan in any year more than the maximum dollar limit for that year (see “Contributions” above). For this purpose, all the Participant’s contributions to other similar tax favored savings programs with any employers are added together, subject to such rules and regulations as may be established by the Plan Administrator. The maximum dollar limit is adjusted for cost of living increases, in accordance with pronouncements made by the U.S. Secretary of the Treasury.

A Participant also may not contribute more than 17% of his or her compensation to this Plan each year. More restrictive limitations apply in the case of highly compensated employees, and these are intended to ensure that the Plan does not discriminate in favor of highly compensated employees (as determined under the provisions of the Code).

Tax penalties may apply if a Participant exceeds these limits.

Taxation of Distributions and Withdrawals
A Participant (or beneficiary) who receives a distribution or withdrawal from the Plan will be taxed on the total fair market value of the distribution received, less any tax basis (e.g., after-tax contributions) the Participant may have in the Plan.

Withholding on Distributions and Withdrawals
The Plan will take 20% Federal tax withholding on eligible rollover distributions that are not direct rollovers (see “Rollover from the Plan”), and may also take tax withholding on amounts that are not eligible rollover distributions.

Special Averaging Rules
The amount included as taxable income upon a distribution from the Plan will generally be taxed as ordinary income in the year of receipt. However, two special averaging rules apply. Note that the first of these, five-year averaging, is only available until December 31, 1999.

(i) If the Participant has participated in the Plan for at least 5 years and is at least age 59-1/2 at the time of the distribution, the Participant (or his beneficiary) may elect to have the distribution taxed under a special five-year averaging method. Under this method, a separate tax is calculated on the distribution. The amount of the tax is the tax that would be applicable to 20% of the full taxable amount of the distribution (reduced by a minimum distribution allowance) at the tax rate for single taxpayers (regardless of the Participant’s filing status); that result is then multiplied times five. Five-year averaging must be used for all lump sum distributions from all qualified plans during the year. A Participant may elect five-year averaging treatment only once with respect to qualified plan distributions and, therefore, the election with respect to any distribution under the Plan may affect the tax treatment of distributions from other qualified plans.

(ii) A special rule allows a Participant who was at least 50 years old on January 1, 1986, to make one election of either five-year averaging at then-current tax rates, or ten-year averaging at 1986 tax rates. This election may be made without regard to whether the Participant has attained age 59-1/2, but would count as the Participant’s one-time election for purposes of five-year averaging.

Rolling Over a Distribution
A Participant who receives an “eligible rollover distribution” from his or her Participant Account (see “Rollover from the Plan”) may roll over all or a part of the eligible rollover distribution to either an IRA or another qualified plan. A Participant will not be subject to income tax on any portion of a distribution that he or she rolls over until it is distributed from the IRA or other qualified plan. If the Participant rolls over part of a distribution, the amount the Participant elects not to roll over will be subject to income tax as provided under “Taxation of Distributions and Withdrawals”, above, and the special five-year averaging treatment described above will not be available.

Special Excise Taxes
A 10% excise tax will apply to all distributions and withdrawals before age 59-1/2 that are not rolled over to an IRA or another qualified plan, unless the distribution is on account of death, disability, separation from service in or after the year age 55 is attained, hardship involving medical expenses in excess of 7.5% of adjusted gross income, or a qualified domestic relations order.

A 50% excise tax will apply to any “required minimum payments” that are not made after age 70-1/2 as required under the Code. (See “Distributions on Death, Disability, Retirement or Termination of Employment.”)

The rules governing the tax consequences of withdrawals of distributions from the Plan are highly complicated, and the above discussion is only intended to highlight certain important tax rules currently applicable to such withdrawals or distributions. Specific questions concerning the tax treatment of any distribution and the potential impact of state and local taxes should be directed to a Participant’s tax advisor.

Expenses

Brokerage commissions or fees, stock transfer fees and other expenses incurred in the purchase and sale of shares of PepsiCo Capital Stock within the PepsiCo Capital Stock Fund are charged to the fund when incurred. Recent operating expenses incurred by the other funds are set forth above under “Investment Options.”

Certain administrative expenses may be paid out of amounts that are forfeited when a Participant or beneficiary cannot be located (see "Unlocatable Participants" above). Most other costs and expenses incurred in administering the Plan are currently paid by Tropicana.

Assignment of Interest

Under the Plan, a Participant is not permitted to assign, pledge, transfer or hypothecate any of his or her rights in the Plan or under the Trust. An exception may be made to this non-assignment rule in the case of certain divorced participants. If a court issues a “Qualified Domestic Relations Order” (QDRO) regarding your Plan benefits and the Plan Administrator certifies the QDRO, the Plan is required by law to follow that order. Accordingly, the judge or other arbitrators of your divorce may assign a portion of your retirement benefits to your spouse as part of your property settlement or to your children as payment of child support. Payments made pursuant to a QDRO may be made prior to the time your Plan would normally make payments to you.

Liens

Neither the Plan nor the Trust Agreement provides for the imposition of any lien by the Plan Administrator or the Trustee upon funds or property held under the Trust.

Amendment and Termination

Subject to the terms of any applicable Collective Bargaining Agreement, Tropicana may amend the Plan at any time, and in any respect. No amendment will reduce the amount held in any Participant Account as of the date of the amendment. Tropicana may also terminate the Plan at any time. In the event of any such termination, all amounts in Participant Accounts will be distributed to Participants as soon as permitted under applicable law.

Experts

The audited financial statements of PepsiCo incorporated by reference in this document by reference to PepsiCo's Annual Report on Form 10-K for the year ended December 30, 2000 have been incorporated in reliance on the report of KPMG LLP, independent public accountants, given on the authority of KPMG LLP as experts in accounting and auditing.

ERISA Regulation of the Plan

The Plan is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including those provisions that set standards of responsibility for Plan fiduciaries, establish minimum standards for participation and vesting, and require that each Participant be furnished with information concerning the Plan and its operations. However, because the Plan is an individual account plan, it is excluded from coverage under Title IV of ERISA, which generally provides for guarantee and insurance of pension retirement benefits. In addition, because Participants control the investment of Participant Accounts, the Plan is intended to be covered by section 404(c) of ERISA and related Department of Labor regulations, which provide that Plan fiduciaries may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant or beneficiary.

Documents Incorporated by Reference

PepsiCo files annual, quarterly and other reports and proxy statements with the Securities and Exchange Commission. This information, which is specifically identified in the registration statement filed with the Commission to register the PepsiCo Capital Stock to be offered under the Plan, is incorporated in this Prospectus by reference. PepsiCo will furnish without charge, upon written or oral request, a copy of any or all documents incorporated herein by reference. Requests should be directed to:

PepsiCo, Inc. Attention: Manager of Shareholder Relations Purchase, New York 10577 Telephone Number (914) 253-3055.

Any document incorporated by reference may be modified or superseded for purposes of its incorporation in this document by a statement made here (or in a subsequently filed document, which also is incorporated by reference). When this occurs, the document modified or superseded will not be incorporated by reference except as so modified or superseded.

Additional Information

Additional information about the plan and its administrators may be obtained from your Benefits Department, Tropicana Products, Inc. 1001 13th Avenue East Bradenton, FL 34208 (941) 747-4461.

Upon request, the Plan Administrator will furnish additional information relevant to the investment alternatives with respect to annual operating expenses, which may affect investment returns, assets which constitute plan assets, financial statements or reports furnished to the Plan, and asset value. To request this additional information, please call the Dreyfus toll free number.

This Summary Plan Description

This booklet presents a summary description of your Plan. We urge you to read it carefully for a better understanding of the benefits that are available to you.

This booklet is intended only as a summary of the Plan. Every effort has been made to accurately describe the Plan provisions, which are contained in the Plan document. However, you should consult the Plan document in the event you have any questions about your benefits.

The Plan document is accessible by contacting the Tropicana Benefits Department and you can obtain your own copy of the document. There may be a small charge for this service.

Executive Offices
The principal executive offices of Tropicana Products, Inc. are located at 1001 13th Avenue East, Bradenton, FL 34208 (Telephone No. 941-747-4461).

Plan Sponsor
Tropicana Products, Inc. sponsors this Plan.
1001 13th Avenue East
Bradenton, FL 34208
(941) 747-4461

Plan Sponsor's Employer Identification Number
13-3346705

Plan Number
008

Plan Administrator
The Plan is administered by the Plan Administrator, which may appoint or employ persons to assist in such administration. However, the Plan Administrator has full, discretionary power and authority to interpret the provisions of the Plan, to adopt such rules and regulations as it deems necessary or desirable for the administration of the Plan and to alter, amend or revoke any rules and regulations so adopted, and the Plan Administrator’s decisions are final and binding. The Plan Administrator is responsible for administration of the Plan, benefit information and any legal action concerning the Plan.

While administration of the entire benefits program is the responsibility of the Plan Administrator, the Plan Administrator has delegated certain aspects of the Plan’s administration to Dreyfus.

You may contact Dreyfus by calling their toll free number (888) 401-LION, or log on to drs.dreyfus.com.

The Trustee
The Trustee serves pursuant to the Trust Agreement and has responsibility for the administration and management of the Trust as provided for in a written trust agreement (the “Trust Agreement”). The Trustee receives contributions under the Plan and holds and invests such amounts in accordance with the investment election of each Participant and the terms and conditions of the Plan and the Trust Agreement. The Trustee of the Plan is The Dreyfus Trust Company, EAB Plaza 144 Glenn Curtiss Boulevard, Uniondale, NY 11556-0155.

Agent for Service of Legal Process
Process can be served on the Plan Administrator, Tropicana Products, Inc., 1001 13th Avenue East, Bradenton, FL 34208, (941) 747-4461. Where applicable, service of process may also be made on the Trustee.

Your Plan Administrator and the Trustee are each designated to receive any summons of legal notice delivered to inform the Plan of a legal action concerning it.

Plan Fiduciaries
The Plan's fiduciaries include Tropicana, the Plan Administrator, and the Trustee. Their addresses and phone numbers are set forth earlier in this section.

Plan Year
Records for the Plan are kept on a Plan Year basis. The Plan Year is the 12-month period beginning on January 1 each year and ending on the next December 31.

Type of Plan
The Plan is a defined contribution profit-sharing plan. The Plan is funded by Participants who designate part of their pay to be contributed to the Trust on their behalf.

The actual value of your contributions at the time of your retirement will be used to provide your retirement benefits. Because individual participant accounts are maintained for defined contribution plans, the benefits under such plans are not eligible to be insured by the Pension Benefit Guaranty Corporation.

Type of Administration
The Plan is funded by Participants who designate a part of their pay to be contributed to the Trust on their behalf. General administrative and trustee expenses will be paid by the Plan from the Trust unless the Company pays the expense and does not seek reimbursement from the Plan. These expenses can also be paid from any plan forfeitures. Investment management fees are paid directly from the investment funds.

404(c) Compliance
Participants are responsible for the investment of their accounts in available funds. Information on the investment funds is provided by Dreyfus. Your investment decisions are confidential. The Plan Administrator is responsible for monitoring compliance with the procedures relating to the confidentiality of this information.

Future of the Plan
The Plan is currently expected to continue. Subject to the terms of any Collective Bargaining Agreement, however, Tropicana reserves the right to modify, amend, suspend or discontinue the Plan for any reason at any time.

Qualified Domestic Relations Orders
A qualified domestic relations order (“QDRO”) is a court order that creates or recognizes the right of an alternate payee (e.g., spouse, former spouse, child) to part or all of your Plan benefits. While ERISA generally protects Plan benefits against creditors, QDROs are an exception. A QDRO may require payment of benefits to an alternate payee before the Participant has separated from service and/or is entitled to a distribution on account of retirement, termination, death or disability, even though the Plan prohibits distributions to the Participant earlier than one of these events. The Plan Administrator must notify you if the Plan receives a domestic relations order that affects you and must also determine, within a reasonable time, if the order is qualified. You and each alternate payee will be notified of the decision. In the meantime, the benefits affected are segregated in a separate account.

Claim for Benefits
Unless the Plan Administrator has informed you that your claim for benefits will be handled automatically, you or your beneficiary should file a written claim for benefits with the Plan Administrator. This will authorize the Plan Administrator to make sure the claim is correct and start processing the benefit.

Filing a Claim
You will receive a written notice from the Plan Administrator regarding your claim within 90 days of its receipt by the Plan Administrator. If an extension of time is required to process your claim, you will receive written notice of the need for an extension before the end of the 90-day period, explaining the reasons for the delay. If you are not furnished notice within the 90-day period your claim will be considered denied.

Denial of Claim
If your claim is denied, the Plan Administrator will notify you in writing within 90 days after receiving your claim. The notice will state the following:

•	the specific reason(s) for denial;
•	the Plan provisions that support the denial;
•	additional information needed to complete your claim request;
•	why this information is needed; and
•	what to do if you want to have the claim denial reviewed.

If the 90-day period for notifying you of the denial expires and you have not been notified that your claim has been denied, you can consider your claim denied and request a review of the denial.

Review of the Denial
You have 60 days after the denial date to make a written request for review. If you wish, you (or your representative) may review the appropriate Plan documents, and submit written information supporting your claim to the Plan Administrator or other person responsible for reviewing denied claims.

The Plan Administrator or fiduciary will give you a written decision of the review of your denied claim within 60 days. This will tell you the specific reasons for the decision and state the Plan provisions on which the decision is based. If you do not receive a decision on your request for review within 60 days after your request is received, you can consider your request denied.

Extension of the 90–Day and 60–Day Deadlines
The 90– and 60–day periods mentioned above for the Plan Administrator to make its decision on your claim may be extended if there are special circumstances. You will be informed in writing of the extension before the end of the 90 (or 60) days. The extension notice will state the special circumstances requiring an extension of time and the date by which you may expect a decision. In no event will the 90-day period be extended more than another 90 days, or the 60-day period be extended more than another 60 days.

Authority to Interpret the Plan
The Plan Administrator has the exclusive discretionary authority to construe and interpret the Plan, to decide all questions of eligibility for benefits, and to determine the amount and conditions of such benefits, and its decisions on such matters are final and conclusive. Any interpretation or determination made pursuant to such discretionary authority will be upheld on judicial review, unless it is shown that the interpretation or determination was an abuse of discretion. Benefits under the Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them.

Statement of ERISA Rights
As a Plan Participant you have certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants are entitled to:

•	Examine, without charge, all Plan documents at the Plan Administrator's office and at other specified locations.
•	Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.
•	Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to give you a copy of this summary annual report.
•	Obtain a statement telling you whether you have a right to receive retirement income on your Normal Retirement Date and, if so, what your benefits would be on your Normal Retirement Date if you stop working under the Plan now. If you do not have a right to retirement income, the statement will tell you how much longer you have to work to receive the right to retirement income. The statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

In addition to giving rights to Plan Participants, ERISA imposes duties on the people who are responsible for the operation of the Plan. The people who operate your Plan, called “fiduciaries,” have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining retirement income or exercising your rights under ERISA.

If your claim for retirement income is entirely or partially denied, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for retirement income, which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington D.C. 20210.

THIS BOOKLET IS INTENDED ONLY AS A SUMMARY OF THE PLAN. SHOULD THERE BE ANY DIFFERENCES BETWEEN THIS BOOKLET'S DESCRIPTION OF THE PLAN AND THE PLAN'S PROVISIONS, THE PLAN SHALL APPLY.